Exhibit I-2

Auditors Report To Shareholders of Teplarna Liberec, A. S.



We have audited the financial statements of Teplarna Liberec, a.s. and its annual report for the year ended December 31, 1997. The Board of Directors is responsible for the preparation of the financial statements and for maintaining accounting which is complete, supportable and correct. Our responsibility is to express an opinion on the financial statements taken as a whole, based on our audit performed in accordance with the CNR Act No. 524/1992 Coll., on Auditors and the Chamber of Auditors of the Czech Republic and the auditing guidelines issued by the Chamber of Auditors.

The auditing guidelines require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatements. Our audit includes an examination of the evidence supporting the financial statements. Our audit also includes assessing whether the accounting policies used and significant estimates made by management are fair and suitable, as well as evaluating the overall presentation of the financial statements. Our audit procedures were carried out on a test basis and with regard to the principle of materiality.
We believe that our audit provides a reasonable basis for expressing our opinion.

In our opinion, the financial statements present fairly, in all material aspects, the assets, liabilities, equity and financial position of Teplarna
Liberec,a.s. as of December 31, 1997 and the financial results for the year ended in accordance with valid acts and relevant accounting legislation.

We have examined whether the historical financial information included in the annual report of the Company, for the year ended December 31, 1997, is consistent with the audited financial statements of the Company. In our opinion, this information is in all material respects consistent with the audited financial statements.


Prague, March 30, 1998

Statutory Auditor:                    Auditing Company:

Prof. Jaroslav Suva                   Consultas-Audit, s.r.o.
License No. 234                       License No. 87

                             TEPLARNA LIBEREC, a.s.
                      FINANCIAL STATEMENTS - BALANCE SHEET
                                     ASSETS


                                            12/31/97           12/31/96
                                            --------           --------

                                                    (CZK 000's)

Total Assets                                 589,925            656,038
                                             =======            =======
Fixed Assets                                 381,388            371,863
                                             -------            -------
 Intangible Assets                               396                417
                                             -------            -------
  Software                                       311                417
  Patents, Copyrights, Trademarks,
   Tradenames                                     85                  -
                                             -------            -------
 Fixed (Tangible) Assets                     380,542            357,758
                                             -------            -------
  Plant (Buildings, Halls and Construction)  121,149            115,857
  Land                                         7,052              6,806
  Capital Equipment                          251,005            228,753
  Acquisition of Fixed Asset in Progress       1,278              6,342
  Deposits Towards Fixed Acquisitions             58                  -
                                             -------            -------
 Investments (Financial Assets)                  450             13,688
                                             -------            -------
  Investments (With Passive Interest)              -             13,088
  Other Investments                              450                600
                                             -------            -------
Current Assets                               202,743            284,112
                                             -------            -------
  Inventory                                   71,088             54,655
                                             -------            -------
   Raw Materials                              68,058             54,655
   Merchandise                                 3,030                  -
                                             -------            -------
 Accounts Receivable                          76,769            190,702
                                             -------            -------
  Accounts Receivable                         58,679            110,480
  Receivable - Taxes                          18,024              9,932
  Other Accounts Receivable                       66             70,290
                                             -------            -------
 Current Liquid Assets                        54,886             38,755
                                             -------            -------
  Petty Cash and Deposits in Transit              95                112
  Cash in Bank                                54,791             38,643
                                             -------            -------
Other Assets - Temporary Debit Accounts        5,794                 63
                                             -------            -------
 Accruals                                      5,719                 63
                                             -------            -------
  Pre-Paid Expenses                              273                 33
  Unbilled Revenue                             5,446                 30
                                             -------            -------
 Contingencies and Estimate Pre-Paid Items
 (Debit Balance)                                  75                  -

                             TEPLARNA LIBEREC, a.s.
                      FINANCIAL STATEMENTS - BALANCE SHEET
                         LIABILITIES AND OWNER'S EQUITY


                                            12/31/97           12/31/96
                                            --------           --------
                                                    (CZK 000's)

Total Liabilities and Owner's Equity         589,925            656,038
                                             =======            =======
Owner's Equity                               522,044            511,414
                                             -------            -------
 Capital Stock at Par                        500,000            500,000
 Restricted Retained Earnings                  1,486              1,154
                                             -------            -------
  Statutory Reserve Account                    1,486              1,154
                                             -------            -------
 Retained Earnings                             8,928              3,637
 Net Income or Net Loss                       11,630              6,623
                                             -------            -------
External Sources (Of Money)                   58,931            136,755
                                             -------            -------
 Reserves                                      3,854              4,075
                                             -------            -------
  Tax Deductible Reserves                          -              4,075
  Other Reserves                               3,854                  -
                                             -------            -------
 Liabilities to Subsidiaries                   7,733             10,310
                                             -------            -------
 Current Liabilities                          47,344             78,370
                                             -------            -------
  Accounts Payable                            43,188             43,849
  Payroll Payable                              1,015                866
  Social Security Payable                      1,270              1,166
  Taxes Payable                                  322                330
  Deferred Taxes Payable                         416              1,179
  Payable to Subsidiaries                          -             30,000
  Other Payables                               1,133                980
                                             -------            -------
 Bank Loans                                        -             44,000
                                             -------            -------
Other Liabilities and Equity - Closing
 Accounts                                      8,950              7,869
                                             -------            -------
 Accrual Accounts                              3,097              4,261
                                             -------            -------
  Accrued Expenses                             3,097              4,037
  Unearned Revenue                                 -                224
                                             -------            -------
 Contingencies and Estimated Accrued Items
 (Credit Balance)                              5,853              3,608

                             TEPLARNA LIBEREC, a.s.
                     FINANCIAL STATEMENTS - INCOME STATEMENT



                                            12/31/97           12/31/96
                                            --------           --------
                                                    (CZK 000's)


Revenue (From Sale of Merchandise)             1,200
 Cost of Goods Sold (Merchandise)              1,154                  -
                                             -------            -------
 Gross Profit on Merchandise Sold (A)             46                  -
                                             -------            -------
Revenue (From Sale of Manufactured
 Goods) (B)                                  608,105            661,877
                                             -------            -------
 Revenue (From Sale of Manufactured
  Goods and/or Services)                     608,037            661,785
 Self-Constructed Asset Revenue                   68                 92
                                             -------            -------
Cost of Materials Used in Manufacturing (C)  521,106            530,986
                                             -------            -------
 Raw Materials and Utilities Used            313,749            333,107
 Services Used                               207,357            197,879
                                             -------            -------
Gross Profit on Sales (A)+(B)-(C)             87,045            130,891
                                             -------            -------
Payroll                                       39,875             41,780
                                             -------            -------
 Wages and Salaries                           27,730             28,770
 Board Member Fees and Bonuses                   910              1,350
 Social Security Expenses                      9,674             10,063
 Fringe Benefits                               1,561              1,597
                                             -------            -------
Taxes and Fees                                    43             10,411
Amortization of Intangible and
 Depreciation of Tangible Fixed Assets        23,806             22,100
Moneys Received From Sale of Fixed
 Assets and Raw Materials (+)                    633              2,780
Net Book Value of Disposed Fixed
 Assets or Raw Materials (-)                     495              2,617
Clearing of Reserves & Accrued Revenue (+)     8,150                  -
Creation of Reserves & Accrued Expenses (-)    7,929              4,075
Clearing of Gains on Assets to Operating
 Revenue (+)                                   3,140                282
Clearing of Losses on Assets to Operating
 Expense (-)                                  10,806              6,938
Other Operating Gains (Revenues)(+)            2,971              2,149
Other Operating Expenses (-)                  11,746             14,414
                                             -------            -------
Operating Income (D)                           7,239             33,767
                                             -------            -------
Moneys Received From Sale of Securities
 Or Direct Investments (+)                     9,768             70,206
Cost (Purchase Price) of Securities and
 Direct Investments Sold (-)                  13,088             94,072
Gains on Investments (+)                         99              3,579
Interest Income (+)                           12,064              3,728
Interest Expense (-)                           3,754              5,239
Other Gains on Investments (+)                     -                  4
Other Expenses on Investments (-)              2,029              2,113
                                             -------            -------
Profit/loss From Financial Operations (E)      3,060            (23,907)
                                             -------            -------
Income Tax (F)                                  (751)             3,122
                                             -------            -------
 Payable                                          12              2,102
 Deferred                                       (763)             1,020
                                             -------            -------
Income From Operations (D)+(E)-(F)=(G)        11,050              6,738
                                             -------            -------
Unusual and/or Extraordinary Gain/Income (+)     643                348
Unusual and/or Extraordinary
 Loss/Expenses (-)                                63                463
                                             -------            -------
Unusual Profit/Loss (H)                          580               (115)
                                             -------            -------
Net Income/Loss for Fiscal Period (G)+(H)     11,630              6,623
                                             =======            =======
Income Before Tax                             10,879              9,745
                                             =======            =======

                             TEPLARNA LIBEREC, a.s.
                               CASH FLOW STATEMENT

The Company's 1997 cash flow statement was prepared in accordance with the Ordinance of the Ministry of Finance of the Czech Republic, reg. No. 281/71701/95 as of December 21, 1995, as amended.

                                                         12/31/97
                                                         --------

Cash and Cash Equivalents at the Beginning
 of the Accounting Period (A)                              38,755
                                                          -------
Profit/Loss From Normal Activity Before Taxes (B)          10,299
                                                          -------
Adjustments by Non-Cash Transactions (C)                   21,427
                                                          -------
 Depreciation of Fixed Assets                              23,641
 Change in Provisions, Reserves and Change in
  Prepayments and Accruals                                  2,795
  (Profit) Loss From Sale of Fixed Assets                   3,302
 Interest Expense                                          (8,311)
Net Cash Flow From Operational Activity Before
 Taxes and Before Changes in Working Capital and
                                                          -------
 Extraordinary Items (B)+(C)=(D)                           31,726
                                                          -------
Change in Working Capital (E)                             (51,571)
                                                          -------
 Change in Receivables From Operational Activities         39,321
 Change in Short-Term Payables From Operational
  Activities                                              (73,518)
 Change in Inventories Balance                            (17,374)
                                                          -------
Net Cash Flow From Operational Activity Before
 Taxes and Extraordinary Items (D)+(E)=(F)                (19,845)
                                                          -------
Interest Paid (G)                                          (4,511)
Interest Received (H)                                      12,046
Tax on Normal Activity and Additional Tax of
 Prior Years (I)                                           (2,134)
Revenues and Expenses Related to Extraordinary
 Items (J)                                                    580
                                                          -------
Net Cash Flow From Operational
 Activity (F)+(G)+(H)+(I)+(J)=(K)                         (13,864)
                                                          -------
Fixed Asset Acquisition                                   (46,454)
Sale of Fixed Assets                                       80,026
                                                          -------
Net Cash Flow From Investment Activity (L)                 33,572
                                                          -------
Change in Long-Term and Short-Term Liabilities             (2,577)
Paid-Out Dividends and Profit Shares                       (1,000)
                                                          -------
Net Cash Flow From Financial Activity (M)                  (3,577)
                                                          -------
Net Increase/Decrease in Cash (K)+(L)+(M)=(N)              16,131
                                                          -------
Cash and Cash Equivalents at the End of the
 Accounting Period (A)+(N)                                 54,886
                                                          =======

Comments:
Items included in the cash and cash equivalents: cash including stamps And vouchers, cash in bank, cash in transit.

In Liberec, March 18, 1998